EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Composite Technology Corporation and subsidiaries on Form SB-2 of our report, dated December 14, 2004, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


/s/ Singer Lewak Greenbaum & Goldstein LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
January 21, 2005